Exhibit 99.1
							Lease No	2002040085

	I'EIU\IS i\~~l ) ( '( )I'~l)l'l'J( )NS						arising by reason of any alleged defect in any Item or
	F'lt'AS1~ l~EAl) (1At~EFI 'IJX l!l~l'()J(l'LEASE AGREEMENT						ielated property. Equipment will at all times remain
	SIGNING			'Ill (S I E,\SE ( ~\NN( )T ill: ( ',\N( 'FIJ i: I)			personal property owned solely by Lessor.
1 1 ase. Lessor hereby leases to Lessee and Lessee
hereb" kr'ses from Lessor all it ems of equipment (individually, an "Item"						LESSOR DISCLAIMS ANY REPRESENTATION OR ~VAIt-
and collectively, the 'Equipment") described on Page 3 tinder the terms						RANTY OF	ANY KINI) AS To	THE EQUIPMENT,
set forth herein. The term ("Term') of the Lease commences on the date						INCLUDING,	WITHOUT LIMITATION,	ANY IMPLIED
the	Acknowledgement	of	I)ehivery	and	Acceptance	~VARRAN'J'Y OF MERCIIAN'FABILI'I'Y OR FITNESS
("Acknowledgment") is signed by Lessee and ends, unless terminated as						FOR LESSEE'S PARTICULAR PURPOSE.
provided herein, at the end of the Initial ~ shown above. Lessee shall pay
all rent ("Rent") hereunder in advance, plus applicable taxes, on the tlate						Page 1 of 3
specified by Lessor in writing. This Lease is a "fInance lease" and not a
"consumer lease" as defined in the Uniform Commercial ("UCC"). Lessee						SC! lEl;)ULE (iF RENTAL PAYMENTS
will use the Equipment only fbr business purposes consistent with the						INITIAL TERM OF LEASE (MON'I'llS		60
terms hereof.

2. Equipment. SEE PAGE 3. Location if different from below:						TOTAL NUMBER OF RENTAL PAYMENTS[6]°
						END OF LEASE PURChASE OPTION		$1 .00
STHI~FT 90PRATT OVAL						RENT (PLUS APPLICABLE TAXES)		$ J9~J3~_

CITY/S'l'A'I'EGLEN COVE			NY			1ST MONTh'S RENT		$1909.31__-~
ZIP/CN'I'V 11542			NASSAU			SECURITY DEPOSIT		÷ 1909 . 31
						AMOUNT 1)UE \VITII LEASE		$

GUARANTY OF LEASE
I d.-H('(' ~I)~ I~(S t III$ I ) it l~~5 s(le(te(I (JO' l'~(~lIiJ)IIid'iIt aiitl ,iS (1				In order to induce Lessor to enter into this Lease, Guarantor(s), Jointly
linetl	in (lie 1)( ( : (~) iieitll(t J~(~ur 111)1 an~			and severally, gua tan tees the full performance by Lessee of all terms
Ice, i-~ I Ia' i~Pi~t or cifhlia(t' ul (1w Sii~~ihii cool 11i' Sii()f)liPi 011(1				and conditions of the Lease. This Guaranty is continning, absolute and
it ;i le-Iio'I1 are ;~ot I -; ci~~tiit s ar cull I i:ul u~: :~				unconditional and may be enforced by Lessor directly against Guarantor
l'.(fuIiJ(II(('t(( is lPclSt'(l ''/\S IS'' cund I tss~~t iS nut iesiiuii'~ilult' fi~i' ~n~'				without prior action against Lessee and Guarantor waives all demands,
f~uiluiie ((I ;iI)V l((9i( II) tiiii~tit'ii ~uiuj,t'i IV (II (4) ttuiiltiiiii Ii, I .(~:~e's needs; (1)				notices of non-perfermnance or default and any defense based on any
lv~see ~vill mulv ac(eJ)t eculu lteui ~vIieui it ItII1(1iUii' OS (l('SiIP(l aiuul				arrangement or agreement between the Lessor and Lessee. Guarantor
~5('("5 '~~~4((If'l~		IS ( I1(l(ISi~(	idpuie	~vaives any right of
J~	o1i\clciu'~~vletlgvuiieuit	('~	01 hill	subrogation against Lessee. This Guaranty may not be
iuISI4('(liOIi I)V I	(111(1 IASS(1'S cIgneein('ull (14(11 this I			waive(l or amended except in a writing signed by Lessor. See "Applicable
	('55(4		lOSt' IS
111)1) (atO('lI(4l)l('	-mcli 11(111.			Law" below, which applies to this Guaranty os well as the Lease.
OS ((4

GUARANTOR ~_j~ £~L~~O__~
Lessee waives any defense, counterclaim or right of offset it may have
Print Name ~

     14 SEACREST DR. LLOYD NECK NY 11743 Ilotne Address _______

GUARANTOR

Print Name

I am authorized to sign this Lease on behalf of Lessee (or I am the sole proprietor doing l)Usifless as the Lessee). Home Address _______ I have rea(I this Lease and

discussed it with counsel to the extent I believe necessary and, on behalf of Lessee, I acknowledge that				TIllS
LEASE CONTAINS TIlE ENTIRE AGREEMENT OF LESSOR AN!) LESSEE ANI) MAY NOT BE				ALTERED EXCEPT IN A
WRITING SIGNED BY LESSOR. CONTACT:			. o~. - TELE. (		I____
LESSEE	Spirits Management, Inc.
Addres. 7~w Y		Av ~S~itit~_A~ ~JIuntingtQn NLJJ143	-
-	Title	Print Name ~rry~~kstein~	I)ate ~

APPLICABLE LAW; ~JURISDICTION AND VENUE. Lessee hereby acknowledges that this Lease was entered into in the State of South Carolina, County of Lexington, and that the parties have agreed to the terms of this Lease with the understanding that any action or proceeding regarding this Lease or the Equipment shall be maintained in the state or federal courts in Lexington, SC and Lessee hereby submits to jurisdiction and venue in Lexington, SC, waiving any claim of improper jurisdiction or venue or forum non conveniens and agreeing to accept service at Lessee's place of business in any such action. This Agreement shall be interpreted, construed and enfiwced in accordance with the laws of the State of South Carolina, applied without giving effect to conflict-of-laws l)rincil)leS, except that UCC Article 2A shall apply whether or not adopted by such state.

SEE PAGES 2 AND :1 IOU AI)l)ITR)NAI 'FEIN\IS ANI) ( ONl )lI'I( )NS \Vl 111111 ARE MAI IE A PAlO' I 1ERH )E.

1 )N( 'E SIGNEI ), I ~ES~4EE MAY N( El' ( ~AN( El	'II I U I ~EASE ( (U It ElI	1 EN 'Ii I U EQ( 11PM EN'I' I (Nil l 'I'll E 'I'EEthI EN
I (S.
ACCEPTED BY LI~S~OR: ~		~ ~ ~
By	Its - . (~ ~	Date 5/10/02

						Lease No 2002040085

		130 PRATT OVAL				DATE	IN VOICE #

		GLEN COVE, NY 11542				05/06/2002	80639

		516 674-4600 * 516 676-2420 FAX

			Invoice
	BILL TO				JOB LOCATION

Bison		Commercial			Spirits Management
Leasing					90 Pratt Oval
560 Broadliollow Road					Glen Cove, NY
	Suite 201					11542
Melville, NY 11747

		Work#	TERMS	REP	WORK DATE
			Due on receipt
				I	1	05/06/2002 1
QUANTIT		ITEM CODE	DESCRIPTION			PRICE	AMOUNT
Y	1	MISC.	Furnished and			EACH	0.00
	3	MISC.	installed the			750.00
	1	MISC.				600.00	T
	2	MISC.				60.00
	1	MISC.				4,135.00
	1	MISC.				2,501	2,250.
	1	MISC.				6,100	0
	1	MISC.				3,383.00	0
	1	MISC.				450.00	T
following - Labor	1	MISC. included				2,600.00
3 corn 3300	switches ,sn
72NV18B3838, 72NV1823A18,							600.00
			72N25F3458
3com matrix module sn 8511							T
							120.00
3com Stack Cables Apple G4 w/ 21" monitor, extended memory 512k sn
			XB129524KSL				T
software - Adolbe Illusrator 10, Adolbe Photoshop, Macromedia Web Studio							4,135.00
							T
Cisco 3640 router, sn
20000015530, dual ethernet, dual
Ti CSU/DSU			hp lOOcx color printer				2,501.00
							T
Rack Mount PS serier,
			sn 2001010080
							6,100.00
							T

							3,383.00
							T

							450.00

							T
							2,600.00

ASN VOICE & DATA CORP.

	2oo4~o4-1a"o'2~47		>> 5166762420	P 2/2

EQUIPMENT SCHEDULE "A"
LEASE ~ 2002040085

1hi~n Equipmont Schedu$e .A, fu to be attached to and become pitt of that 8chedu4e of t.~aa.d EqWpment d.ted _____________ -
	!~IAY 10	200j ______	by arid between the under~ignod arid
BISON COMMERCIAL
	LEASING CORP ~	MODEL NO.	SERIAL NO.
QTY	-- DESCRiPTION	*

Vandot: ASN VOICE & DATA CORP.

130 PRATT OVAL
GLEN COVE NY 11.542
3	3 (~OM 3300 SWITCHES, SN: 72NV1823A18; 72NV18B3838; 72N25F3458
3COM MATIUX MODULE SN851 1
2	3COM STACK CABLES

I	APPLE G4 W/21"MONT.TOR, EXTENDED MEMORY 512K SN: XB12952.LKSL

I	SOFTWARE - ADOLBE ILLUSTRATOR 10, ADOLBE PHOTSHOP, MACROMEDIA WEB STuDIO CISCO 36~O ROUTER,

SN: 20000015530, DUAL EThERNET, DUAL TI CSU/DSLT

I	RACK MOUNT PS SERVER SN:200101008() lIP IOOCX COLOR PRINTER

RECEPTiON U-Slll'AED DESK WITh COUNTER TOP

I	SCUMEGAL 2 SEAT WORK STATION W/I1PPEIt CABINETS AND I,[CHTS ACTIVE VOICE c'ri 8 PORT VOICE MAIL, SN:67084

I	ACTIVE VOiCE 25 SEAT LICENSE VIEW MAiL, SN: 26367
I	ACTIVE VOICE 2	PORT FAX SERVER, SOFTWARE AND FAX CAR])

2	ORTRONJC RACK SYSTEM

1	PACING S?STEM W/SPEAKERS

50	/ PAIR DATA CABLE RUN

(tO 4 PAiR VOICE CABLE RUN
2	48 PORT CAT-5E ORTKONTCS PATCI1 P&NEL

3	APC UPS SN: QS9'3551120ti131, QS002021 3.302; B9604$53700() M.l SI; W L1~E MANAGERS AND SHELVES 1"OR RACK SYSTEM

1h~a Equrpment Schedtilo "Ad IC hereby vetified uii coirect by the undu,ei1~ned t.esaee, who acknowledgee ieuaivt of a copy.

Spir'its ~Iaitagement, Inc.
SIgnature:
X ~
'BARRY BROORSTEIN
Title:
PRESIDENT
Reception U-Shaped desk with
T

ASN VOICE & DATA CORP.
Assi2nment

By this agreement, Spirits Management, Inc. of 780 New York Avenue, Suite A, Hunti~ New York, 11743, for good and valuable consideration received from Call Compliance, I 90 Pratt Oval, Glen Cove, New York, 11542, the receipt of which consideration is I acknowledged, transfers to Call Compliance, Inc., the entirety of its rights, titles and ml (including any end of lease purchase optior~\ ut~i1&'.r f1i~. T A ~ 1~f~r1 \if~, 1 for leasing of certain equipment fron Road, Suite 201, Melville, T

New Yorl Bank), which is attached hereto as Sch

Spirits Management, Inc. warrants and covenants that it has not done or knowingly pen act, deed or thing by which the contractual rights assigned pursuant to this agreeme impeached or affected in any manner.

It is agreed that this agreement shall enure to the benefit of and be binding upon the this assignment, their heirs, executors, administrators, successors and assigns, respectiv~

This agreement will be construed in accordance with and governed by the laws of th New York.

The individuals executing this agreement on behalf of the Parties hereto do each hereby and warrant that he/she has been and is on the date of this agreement duly authori2 necessary and appropriate corporate action to execute it on behalf of their respective ent

IN WITNESS WHEREOF, the parties hereto have executed this agreement on this I

May, 2002.
Spirits M ge	I .	Call
By: ~		By:
Barry'~rookstein
qz~arfinke1
President
C3~irman

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T